Exhibit 99.1

Reliant Bancorp, Inc. Reports Results for Fourth Quarter 2019
Reported Diluted EPS of $0.37 / Adjusted Diluted EPS of $0.47
Loan Growth at 17.6% (annualized) / Core Deposit Growth at 7.5% (annualized)
Announced Definitive Agreement to Acquire First Advantage Bank
Closed on $60 Million Subordinated Debt Offering

BRENTWOOD, Tenn.--January 23, 2020--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant” or the “Bank”), reported net income available to common shareholders of $4.1 million, or $0.37 per diluted common share for the fourth quarter of 2019 and net income available to common shareholders of $16.2 million, or $1.44 per common diluted share, for the year ended December 31, 2019, compared to $4.1 million, or $0.36 per diluted common share, for the fourth quarter of 2018 and net income available to common shareholders of $14.1 million, or $1.23 per common diluted share, for the year ended December 31, 2018.  Excluding merger-related expense, the Company reported net income available to common shareholders of $5.3 million, or $0.47 per diluted common share, for the fourth quarter of 2019 compared to $4.1 million, or $0.36 per diluted common share, for the fourth quarter of 2018 (“non-GAAP”).

DeVan Ard, Jr., Reliant Bancorp’s Chairman, President and CEO stated, “This was a transformational quarter for our company.   We announced a definitive agreement to acquire First Advantage Bancorp headquartered in Clarksville, Tennessee, successfully closed on a $60 million subordinated debt offering, and completed the previously announced acquisition of Community Bank & Trust.”

Ard continued, “Our team delivered another outstanding quarter.  Loan production exceeded $216 million, providing good momentum as we start 2020, and customer deposits increased by $77 million, a 28% annualized growth rate.  These results reflect the quality of our bankers, the attractiveness of our franchise and the continued strength of our Middle Tennessee and Chattanooga markets.”

Quarterly Highlights

Consistent, Sustainable Growth Driven by Strong, In-Market Relationships and Strategic Acquisitions

Loans-held-for-investment increased $59.3 million, or 17.6%, annualized, linked quarter, and by $178.9 million, or 14.5% year-over-year.  Fourth quarter 2019 loan production totaled a franchise record of $216.7 million at a weighted average rate of 4.7%.

Total deposits decreased $26.8 million, or 6.7%, annualized, linked quarter, but increased $145.9 million, or 10.1%, year-over-year.  The linked quarter decrease primarily was due to a $101.6 million reduction in wholesale funding.  Core deposits increased $17.6 million, or 7.5%, linked quarter and $72.5 million, or 8.2%, year-over-year and customer deposits (excludes all wholesale funding) increased by $76.7 million, or 27.5% annualized, linked quarter, and $123.3 million, or 11.5% year-over-year.  Ard continued, “The success we’ve experienced sourcing low cost, core deposits provides significant value to our franchise and will continue to be a strategic focus for our bankers in 2020, allowing us to continue reducing wholesale funding levels and our cost of funds.”

On October 23, 2019, the Company announced a definitive agreement to acquire First Advantage Bancorp (“FABK”), the parent of First Advantage Bank, headquartered in Clarksville, Tennessee.  As of December 31, 2019, FABK reported approximately $738.0 million of total assets, approximately $646.4 million of loans-held-for-investment and approximately $610.9 million of deposits.  The FABK acquisition is expected to close in the second quarter of 2020.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

On January 2, 2020, the Company announced the completion of the acquisition of Tennessee Community Bank Holdings, Inc., (“TCB”) the parent of Community Bank & Trust (“CBT”), headquartered in Ashland City, Tennessee.  At December 31, 2019, CBT reported approximately $252.9 million of total assets, approximately $174.0 million of loans-held-for-investment and approximately $210.1 million of deposits.

On a pro forma basis, the combined companies would have reported total assets of approximately $2.9 billion, loans-held-for-investment of approximately $2.2 billion and deposits of approximately $2.4 billion as of December 31, 2019.

Focus on Stabilizing Net Interest Margin Through Asset Mix Optimization and Pricing Discipline

Net interest margin declined 5 basis points from the linked quarter to 3.46%.  The $60 million subordinated debt offering, which closed on December 13, 2019, accounted for 4 basis points of fourth quarter margin contraction and increased fourth quarter cost of funds by 4 basis points.  Our yield on earning assets declined by 16 basis point linked quarter, as 45.8% of loans and 21.2% of bonds carry variable interest rates.  Loans-held-for-investment were down 11 basis points and securities were down 17 basis points, due partly to our bond rotation strategy and some accelerated premium amortization experienced during the quarter.  Our cost of funds decreased 11 basis points, linked quarter, as competition supported higher interest rates on customer deposits even as the cost of wholesale funding decreased by 25 basis points.

Ard stated, “We continued our strategy of optimizing earning asset mix by reducing the securities portfolio by another $37 million and using the proceeds to fund loan growth, picking up between 110 and 120 basis points of yield on the rotation.   Securities accounted for 16.5% of average earning assets at the end of the fourth quarter, down from 18.9% in December 2018.  We expect that securities will continue to decline as a percentage of earning assets and are targeting 10% to 12% in 2020.”

Asset Quality Remains a Hallmark of the Franchise

Credit quality remained strong, as nonperforming loans accounted for 0.29% of total loans-held-for-investment and nonperforming assets accounted for 0.26% of total assets at December 31, 2019.  Loans past due 89 days or less accounted for 0.06% of total loans-held-for-investment.  Additionally, the Company disposed of two of the three remaining other real estate properties realizing a $166,000 gain and disposed of the remaining property in January 2020. The loan loss reserve was 0.89% of loans-held-for-investment at December 31, 2019 (1.10% when unamortized purchased loan discounts are included), down 2 basis points from September 30, 2019.  Provision for loan losses of $405,000 was realized during the fourth quarter of 2019.  Net charge-offs for the quarter accounted for 0.03% of total loans-held-for-investment.  For the year, the Company recorded net recoveries of $475,000, or 0.03% of total loans-held-for-investment.

Financial Strength Positions Company for Growth and Creates Shareholder Value

Stockholders’ equity increased by $4.1 million linked quarter, or 7.4% percent annualized, to $223.8 million at December 31, 2019.  Both the Company and Bank continue to meet the criteria to be classified as “Well Capitalized” financial institutions under applicable banking regulations.  The Company closed on a $60 million subordinated debt offering on December 13, 2019.  The debt carries a fixed coupon of 5.125% for the first five years with a floating coupon rate for the final five years.  The Company declared a dividend of $0.10 per share on January 22, 2020, payable on February 14, 2020, a 11.1% increase over the dividend paid for the fourth quarter of 2018, marking the nineteenth consecutive quarter in which a dividend has been declared.

Book value per share increased by $0.35, or 7.1% annualized, to $19.97 linked quarter and by $1.90 or 10.5% year-over-year. Tangible book value per share (“TBVPS”) (non-GAAP) increased by $0.37, or 9.8% annualized, to $15.42 linked quarter and by $1.84, or 13.5%, year-over-year.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

Conclusion

Ard concluded, “I am proud of what our team accomplished during the fourth quarter and throughout 2019.  We are transforming our balance sheet and market footprint through two strategic acquisitions, continuing to deliver balanced and profitable growth and staying focused on building the core franchise to support a profitable future.  I want to thank our team for their dedication and hard work in 2019, and I am very optimistic about the future of our Company as we enter into a new year.”

Contacts

DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)

Conference Call Information

The Company will hold a conference call to discuss fourth quarter 2019 results on Friday, January 24, 2020, at 9:00 a.m. CST, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/32672.  A link to these events can be found on the Company’s website at www.reliantbank.com and will be available for 12 months. Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.reliantbank.com prior to the call.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Cheatham, Davidson, Hamilton, Hickman, Maury, Montgomery, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers.  As of December 31, 2019, Reliant Bancorp had approximately $1.9 billion in total consolidated assets, approximately $1.4 billion in loans and approximately $1.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures.  The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact,” “average tangible stockholders’ equity,” “ROATCE,” “adjusted ROATCE,” “tangible assets,” tangible equity,” “TBVPS,” “efficiency ratio (subsidiary bank only excluding mortgage segment),” and “adjusted loan loss reserve.”  We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions.  In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments.  We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures.  Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies.  We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure.  Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the benefits of a strategic acquisition, the bond portfolio and non-core funding, future balance sheet growth and acquisition opportunities. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (2) increased levels of other real estate, primarily as a result of foreclosures, (3) the impact of liquidity needs on our results of operations and financial condition, (4) competition from financial institutions and other financial service providers, (5) the effect of interest rate increases on the cost of deposits, (6) unanticipated weakness in loan demand or loan pricing, (7) lack of strategic growth opportunities or our failure to execute on those opportunities, (8) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (9) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (10) our ability to effectively manage problem credits, (11) our ability to successfully implement efficiency initiatives on time and in amounts projected, (12) our ability to successfully develop and market new products and technology, (13) the impact of negative developments in the financial industry and U.S. and global capital and credit markets, (14) our ability to retain the services of key personnel, (15) our ability to adapt to technological changes, (16) risks associated with litigation, including the applicability of insurance coverage, (17) the vulnerability of the Bank’s network and online banking portals, and the systems of parties with whom the Company and the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (18) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (19) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (20) the risk that expected cost savings and revenue synergies from (i) the merger of the Company and TCB (the “TCB Holdings Transaction”) or (ii) the proposed merger between the Company and FABK (the “First Advantage Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (21) the ability to meet expectations regarding the timing and completion of the First Advantage Transaction and the accounting and tax treatment of the Transactions, (22) the effect of the announcement, pendency, or completion of the Transactions on customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (23) the risk that the businesses and operations of TCB and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (24) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement for the First Advantage Transaction, (25) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (26) the ability to obtain the shareholder and governmental approvals required for the First Advantage Transaction, (27) reputational risk associated with and the reaction of the parties’ customers, suppliers, employees, or other business partners to the Transactions, (28) the failure of any of the conditions to the closing of the First Advantage Transaction to be satisfied, or any unexpected delay in closing the First Advantage Transaction, (29) the dilution caused by the Company’s issuance of additional shares of its common stock in the Transactions, (30) the Company’s ability to simultaneously execute on two separate business combination transactions, (31) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the completion of the Transactions, and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2019, SEPTEMBER 30, 2019 AND DECEMBER 31, 2018
(Dollar Amounts in Thousands)

ASSETS	December 31, 2019	September 30, 2019	December 31, 2018
	Unaudited	Unaudited	Audited
Cash and due from banks	$50,990	$51,247	$34,807
Federal funds sold	52	73	371
Total cash and cash equivalents	51,042	51,320	35,178
Securities available for sale	260,293	297,310	296,323
Loans, net of unearned income	1,409,952	1,350,683	1,231,076
Allowance for loan losses	(12,578)	(12,291)	(10,892)
Loans, net	1,397,374	1,338,392	1,220,184
Mortgage loans held for sale, net	37,476	16,757	15,823
Accrued interest receivable	7,111	7,488	8,214
Premises and equipment, net	21,376	21,390	22,033
Restricted equity securities, at cost	11,279	11,279	11,690
Other real estate, net	750	1,943	1,000
Cash surrender value of life insurance contracts	46,632	46,351	45,513
Deferred tax assets, net	3,933	456	7,428
Goodwill	43,642	43,642	43,642
Core deposit intangibles	7,270	7,507	8,219
Other assets	10,289	8,652	9,091
TOTAL ASSETS	$1,898,467	$1,852,487	$1,724,338
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits
Demand	$260,073	$237,917	$216,937
Interest-bearing demand	152,718	149,442	154,218
Savings and money market deposit accounts	408,724	397,243	401,308
Time	762,274	826,031	665,440
Total deposits	1,583,789	1,610,633	1,437,903
Accrued interest payable	2,022	1,610	1,063
Subordinated debentures	70,883	11,665	11,603
Federal Home Loan Bank advances	10,737	3,928	57,498
Dividends payable	76	1,012	1,036
Other liabilities	7,207	3,987	6,821
TOTAL LIABILITIES	1,674,714	1,632,835	1,515,924
STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 11,206,254, 11,195,062 and 11,530,810 shares issued and outstanding at December 31, 2019, September 30, 2019, and December 31, 2018, respectively	11,206	11,195	11,531
Additional paid-in capital	167,006	166,512	173,238
Retained earnings	40,472	36,339	27,329
Accumulated other comprehensive loss	5,069	5,606	(3,684)
TOTAL STOCKHOLDERS’ EQUITY	223,753	219,652	208,414
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	1,898,467	1,852,487	1,724,338

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			YTD
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
INTEREST INCOME
Interest and fees on loans	$17,790	$17,502	$15,854	$68,421	$58,351
Interest and fees on loans held for sale	347	263	177	961	1,278
Interest on investment securities, taxable	460	549	462	2,099	1,836
Interest on investment securities, nontaxable	1,508	1,576	1,684	6,452	6,605
Federal funds sold and other	334	321	286	1,252	1,155

TOTAL INTEREST INCOME	20,439	20,211	18,463	79,185	69,225

INTEREST EXPENSE
Deposits
Demand	106	81	103	384	366
Savings and money market	1,000	973	880	4,154	2,589
Time	4,509	4,828	3,125	17,361	9,862
Federal Home Loan Bank advances and other	9	66	580	543	1,855
Subordinated debentures	348	199	198	938	724
TOTAL INTEREST EXPENSE	5,972	6,147	4,886	23,380	15,396
NET INTEREST INCOME	14,467	14,064	13,577	55,805	53,829
PROVISION FOR LOAN LOSSES	405	606	276	1,211	1,035
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,062	13,458	13,301	54,594	52,794
NONINTEREST INCOME
Service charges on deposit accounts	950	976	915	3,746	3,419
Gains on mortgage loans sold, net	1,735	1,385	357	4,905	4,418
Gain on securities transactions, net	1,145	—	—	1,451	43
Gain on sale of other real estate	166	—	—	166	259
Gain (loss) on disposal of premises and equipment	—	—	(3)	—	13
Other	572	399	355	1,696	1,494
TOTAL NONINTEREST INCOME	4,568	2,760	1,624	11,964	9,646
NONINTEREST EXPENSE
Salaries and employee benefits	7,909	7,634	7,030	30,514	27,510
Occupancy	1,354	1,359	1,276	5,423	4,949
Information technology	1,675	1,553	1,420	6,213	5,333
Advertising and public relations	377	387	187	1,293	600
Audit, legal and consulting	466	350	949	2,302	2,976
Federal deposit insurance	257	(96)	163	605	793
Provision for losses on other real estate	98	—	—	98	—
Merger expenses	1,301	299	32	1,603	2,774
Other operating	1,536	1,561	1,139	5,841	5,626
TOTAL NONINTEREST EXPENSE	14,973	13,047	12,196	53,892	50,561
INCOME BEFORE PROVISION FOR INCOME TAXES	3,657	3,171	2,729	12,666	11,879
INCOME TAX EXPENSE	699	557	(59)	2,129	1,372
CONSOLIDATED NET INCOME	2,958	2,614	2,788	10,537	10,507
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	1,175	1,386	1,335	5,659	3,578
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,133	$4,000	$4,123	$16,196	$14,085
Basic net income attributable to common shareholders, per share	$0.37	$0.36	$0.36	$1.44	$1.24
Diluted net income attributable to common shareholders, per share	$0.37	$0.36	$0.36	$1.44	$1.23

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION
FOR THE PERIODS INDICATED
 (Dollar Amounts in Thousands)
(Unaudited)

Retail Banking
	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net interest income	$14,266	$13,910	$13,479	$55,252	$53,008
Provision for loan losses	405	606	276	1,211	1,035
Noninterest income	2,833	1,375	1,266	7,059	5,232
Noninterest expense (excluding merger expenses)	10,479	9,726	10,284	40,779	38,738
Merger expenses	1,301	299	32	1,603	2,774
Income before provision for income taxes	4,914	4,654	4,153	18,718	15,693
Income tax expense	781	654	30	2,522	1,608
Net income attributable to common shareholders	$4,133	$4,000	$4,123	$16,196	$14,085

Residential Mortgage Banking
	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net interest income	$201	$154	$98	$553	$821
Provision for loan losses	—	—	—	—	—
Noninterest income	1,735	1,385	358	4,905	4,414
Noninterest expense	3,193	3,022	1,880	11,510	9,049
Loss before provision for income taxes	(1,257)	(1,483)	(1,424)	(6,052)	(3,814)
Income tax benefit	(82)	(97)	(89)	(393)	(236)
Net loss	(1,175)	(1,386)	(1,335)	(5,659)	(3,578)
Noncontrolling interest in net loss of subsidiary	1,175	1,386	1,335	5,659	3,578
Net income attributable to common shareholders	$—	$—	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA
AT OR FOR THE THREE MONTHS ENDED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	December 31, 2019	September 30, 2019	December 31, 2018
Per Common Share Data
Net income attributable to shareholders, per share
Basic	$0.37	$0.36	$0.36
Diluted	$0.37	$0.36	$0.36
Book value per common share	$19.97	$19.62	$18.07
Basic weighted average common shares	11,105,912	11,104,918	11,420,432
Diluted weighted average common shares	11,189,302	11,177,367	11,501,758
Common shares outstanding at period end	11,206,254	11,195,062	11,530,810
Selected Balance Sheet Data
Loans, net of unearned income	$1,409,952	$1,350,683	$1,231,076
Total assets	1,898,467	1,852,487	1,724,338
Customer deposits	1,192,500	1,117,718	1,069,203
Wholesale and other purchased funds	391,289	492,915	368,700
Total deposits	1,583,789	1,610,633	1,437,903
Total liabilities	1,674,714	1,632,835	1,515,924
Total stockholders’ equity	223,753	219,652	208,414
Total liabilities and stockholders’ equity	1,898,467	1,852,487	1,724,338
Selected Balance Sheet Data - Quarterly Average
Loans held for investment	1,368,338	1,312,153	1,201,866
Earnings assets(1)	1,746,678	1,669,482	1,548,083
Total assets	1,883,723	1,806,455	1,689,668
Interest-bearing liabilities	1,406,116	1,354,451	1,258,235
Total liabilities	1,663,156	1,589,368	1,484,039
Total stockholder’s equity	220,567	217,087	205,629
Total liabilities and stockholder’s equity	1,883,723	1,806,455	1,689,668
Selected Asset Quality Measures
Nonaccrual loans	$4,071	$4,380	$4,194
90+ days past due still accruing	64	121	6
Total nonperforming loans	4,135	4,501	4,200
Total nonperforming assets (2)	4,885	6,444	5,200
Net charge offs (recoveries)	118	(19)	82
Nonperforming loans to total loans	0.29%	0.33%	0.34%
Nonperforming assets to total assets	0.26%	0.35%	0.30%
Nonperforming assets to total loans and other real estate	0.35%	0.48%	0.42%
Unamortized purchase credit discounts	2,909	3,326	4,525
Allowance for loan losses to total loans	0.89%	0.91%	0.88%
Allowance for loan losses to nonperforming loans	304.18%	273.07%	259.33%
Allowance for loan losses and purchase loan discounts to total loans	1.10%	1.16%	1.25%
Net charge offs (recoveries) to average loans (3)	0.03%	(0.01)%	0.03%
Capital Ratios (Bank Subsidiary Only)(5)
Tier 1 leverage	10.29%	9.55%	10.17%
Common equity tier 1	12.80%	11.29%	12.19%
Total risk-based capital	13.69%	12.15%	13.02%
Selected Performance Ratios (3) (4)
Return on average assets (ROA)	0.88%	0.89%	0.98%
Return on average stockholders’ equity (ROE)	7.50%	7.37%	8.02%
Net interest margin (tax-equivalent basis)	3.46%	3.51%	3.82%

(1)  Average earning assets is the daily average of earning assets.  Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2)  Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.

(3)  Data has been annualized.

(4)  Current quarter capital ratios are estimated.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
YIELD TABLES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)
(Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended December 31, 2019			Three Months Ended September 30, 2019			Three Months Ended December 31, 2018
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,368,338	5.01	$17,263	$1,312,153	5.12	$16,934	$1,201,866	5.28	$16,007
Loan fees	—	0.26	895	—	0.26	870	—	0.24	718
Loans with fees	1,368,338	5.27	18,158	1,312,153	5.38	17,804	1,201,866	5.52	16,725
Mortgage loans held for sale	29,127	4.73	347	18,271	5.71	263	13,744	5.11	177
Deposits with banks	47,816	1.54	186	33,410	1.96	165	27,581	1.44	100
Investment securities - taxable	73,891	2.47	460	73,115	2.98	549	69,855	2.62	462
Investment securities - tax-exempt	214,283	3.55	1,918	220,233	3.60	1,999	222,598	3.81	2,135
Federal funds sold and other	13,223	4.44	148	12,300	5.03	156	12,439	5.93	186
Total earning assets	1,746,678	4.82	21,217	1,669,482	4.98	20,937	1,548,083	5.07	19,785
Nonearning assets	137,045			136,973			141,585
Total assets	$1,883,723			$1,806,455			$1,689,668
Interest bearing liabilities
Interest bearing demand	$152,723	0.28	$106	$142,702	0.23	$81	$145,810	0.28	$103
Savings and money market	383,013	1.04	1,000	350,440	1.10	973	358,300	0.97	880
Time deposits - retail	508,473	2.03	2,599	540,688	2.17	2,956	564,610	1.84	2,624
Time deposits - wholesale	333,471	2.27	1,910	294,750	2.52	1,872	87,671	2.27	501
Total interest bearing deposits	1,377,680	1.62	5,615	1,328,580	1.76	5,882	1,156,391	1.41	4,108
Federal Home Loan Bank advances	4,530	0.79	9	14,216	1.84	66	90,247	2.55	580
Subordinated debt	23,906	5.78	348	11,655	6.77	199	11,597	6.77	198
Total borrowed funds	28,436	4.98	357	25,871	4.06	265	101,844	3.03	778
Total interest-bearing liabilities	1,406,116	1.69	5,972	1,354,451	1.80	6,147	1,258,235	1.54	4,886
Net interest rate spread (%) / Net interest income ($)		3.13	15,245		3.18	14,790		3.53	14,899
Non-interest bearing deposits	250,217	(0.26)		227,502	(0.26)		221,564	(0.23)
Other non-interest bearing liabilities	6,823			7,415			4,240
Stockholder’s equity	220,567			217,087			205,629
Total liabilities and stockholders’ equity	$1,883,723			$1,806,455			$1,689,668
Cost of funds		1.43			1.54			1.31
Net interest margin		3.46			3.51			3.82

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
 (Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Tax equivalent net interest income (1)(2)	$15,245	$14,790	$14,899
Purchase accounting adjustments	(622)	(383)	(456)
Tax credits	(366)	(300)	(868)
Adjusted net interest income	$14,257	$14,107	$13,575
Adjusted net interest margin	3.23%	3.35%	3.48%

Adjusted net income attributable to common shareholders and Related Impact (1)
Net income attributable to common shareholders	$4,133	$4,000	$4,123

Merger expenses	1,301	299	32
Pre-tax adjustments to net income	1,301	299	32
Tax effect of adjustments to net income	173	27	6
After tax adjustments to net income	$1,128	$272	$26
Adjusted net income attributable to common shareholders	$5,261	$4,272	$4,149
Adjusted return on average assets (3)	1.12%	0.95%	0.98%
Adjusted return on average stockholders’ equity (3)	9.54%	7.87%	8.07%
Adjusted net income attributable to common
shareholders, per diluted share	$0.47	$0.38	$0.36

Average tangible stockholders’ equity: (1)
Average stockholders’ equity	$220,567	$217,087	$205,629
Less: average goodwill	43,642	43,642	43,632
Less: average core deposit intangibles	7,364	7,598	8,306
Net average tangible common equity	169,561	165,847	153,691

Return on average tangible common equity (ROATCE)	9.75%	9.65%	10.73%
Adjusted ROATCE	12.41%	10.30%	10.80%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).

(2) Amount includes tax equivalent adjustment to quantify the tax equivalent net interest income.

(3) Data has been annualized.

Reliant Bancorp, Inc. Reports Fourth Quarter Results

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
 (Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Tangible assets: (1)
Total assets	$1,898,467	$1,852,487	$1,724,338
Less: goodwill	43,642	43,642	43,642
Less: core deposit intangibles	7,270	7,507	8,219
Net tangible assets	$1,847,555	$1,801,338	$1,672,477

Tangible equity: (1)
Total stockholders’ equity	$223,753	$219,652	$208,414
Less: goodwill	43,642	43,642	43,642
Less: core deposit intangibles	7,270	7,507	8,219
Net tangible common equity	$172,841	$168,503	$156,553

Ratio of tangible common equity to tangible assets	9.36%	9.35%	9.36%

Tangible book value per common share (TBVPS): (1)
Net tangible equity	$172,841	$168,503	$156,553
Common shares outstanding	11,206,254	11,195,062	11,530,810

TBVPS	15.42	15.05	13.58
Core bank efficiency ratio (excludes mortgage segment and merger expense)(1)
Non-interest expense	$10,479	$9,726	$10,284

Net interest income	14,266	13,910	13,479
Tax equivalent adjustment for tax exempt interest income	778	726	1,322
Non-interest income	2,833	1,375	1,266
Less gain on sale of other real estate	(166)	—	—
Less gain on sale of securities	(1,145)	—	—
Add loss (less gain) on disposal of premises and equipment	—	—	3
Adjusted operating income	$16,566	$16,011	$16,070

Efficiency Ratio	63.26%	60.75%	63.99%

Adjusted loan loss reserve: (1)
Allowance for loan losses	$12,578	$12,291	$10,892
Purchase loan discounts	2,909	3,326	4,525
Loan loss reserve and purchase loan discounts	$15,487	$15,617	$15,417

Allowance for loan losses and purchase loan discounts to total loans	1.10%	1.16%	1.25%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).